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                                                                    EXHIBIT 10.1

                           RESTRICTED STOCK AGREEMENT

                                  GENCORP INC.

                                   March 1997

         AGREEMENT, Made in Fairlawn, Ohio as of March 26, 1997 between GenCorp Inc., an Ohio corporation ("Company") and the undersigned non-employee director of the Company ("Director").

         WHEREAS, the Company desires to increase Director's identification with the interests of its shareholders and to increase Director's compensation for service on the Board of Directors of the Company ("Board") by granting to Director Two Hundred (200) shares of GenCorp Inc. Common Stock, $0.10 par value per share ("Shares"), subject to the conditions and restrictions set forth in this Restricted Stock Agreement ("Agreement").

         NOW, THEREFORE, In consideration of the premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, the parties hereto agree as follows:

         1. GRANT OF SHARES. As consideration for services to be rendered as a member of the Board, the Company will issue in the name of the Director Two Hundred (200) Shares which shall be subject to restrictions described below and shall be legended as having been issued in a private transaction not registered with the Securities and Exchange Commission.

         2. ESCROW OF SHARES DURING RESTRICTION PERIOD. In aid of the restrictions to which the Shares shall be subject pursuant to this Agreement, the Shares shall be deposited in the name of the Director with the Shareholder Services Department of the Company and shall be so held by the Company during the period of Director's service on the Board ("Restriction Period").

         3. SHAREHOLDER RIGHTS. Director shall, during the Restriction Period, have the right to vote all Shares deposited hereunder and to receive all dividends and other distributions paid with respect to such Shares.

         4. AUTOMATIC DIVIDEND REINVESTMENT. As to the Shares deposited hereunder, Director shall be automatically enrolled in GenCorp's Automatic Dividend Reinvestment Service ("Service"), pursuant to the standard terms and conditions of participation. Additional shares of GenCorp common stock accumulated pursuant to the dividend


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reinvestment feature shall be freely transferable, subject to the terms and conditions of the Service. Director may decline to participate in such Service by so indicating below his or her signature on this Agreement.

         5. ADJUSTMENTS. Shares issued pursuant to this Agreement and held by the Company during the Restriction Period will be subject to the same adjustment, if any, accorded to all other outstanding shares in the event of (i) any change in the total number of shares of common stock of the Company outstanding or the number or kind of securities into which shares have been changed, (ii) any reorganization or change in the Company's capital structure, or (iii) any other transaction or event having an effect similar to the foregoing.

         6. VESTING. Unless vesting is accelerated pursuant to paragraph 9 hereof, ownership of the Shares deposited hereunder shall vest irrevocably in the Director, March 26, 1999, subject to the other terms and restrictions of this Agreement.

         7. RESTRICTIONS ON TRANSFER. During the Restriction Period, the Shares may not be sold, transferred, pledged, assigned, alienated or hypothecated, or otherwise transferred to another person whether by operation of law or otherwise, except by will, the laws of descent and distribution or a qualified domestic relations order.

         8. BENEFICIARY DESIGNATION. Director may designate any beneficiary or beneficiaries (contingently or successively) to whom Shares are to be paid if Director dies during the Restriction Period, and may at any time revoke or change any such designation. Absent such designation, any Shares which are due to Director under this Agreement upon Director's death will be payable to Director's estate. The designation of a Beneficiary will be effective only when Director has delivered a completed Designation of Beneficiary form to the Company's Secretary. A successive designation of Beneficiary will revoke a prior designation.

         9. TERMINATION DUE TO DEATH, DISABILITY, OR RETIREMENT. If Director's service on the Board terminates by reason of his or her death, disability or retirement under the Non-Employee Directors' Retirement Plan, Shares not already vested, if any, shall automatically vest, the Restriction Period shall terminate and all restrictions shall lapse.

         10. TERMINATION DUE TO OTHER REASONS. If Director's service on the Board terminates for any reason other than a reason set forth in paragraph 9 above, Shares which have not vested prior to such date of termination will be forfeited and cancelled as of such date. Notwithstanding the foregoing, by a majority vote of the directors then in office (with the terminating director abstaining), the Board shall have the right, in its sole discretion, to waive the forfeiture of all or any portion of such Shares subject to such terms as it deems appropriate.


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         11. DISPUTES. The Board shall have full and exclusive authority to determine all disputes and controversies concerning the interpretation of this Agreement by a majority vote of the directors then in office (with any disputing director abstaining).

         12. NOTICES. All written notices and communications directed to the Company pursuant to this Agreement must be addressed to GenCorp Inc., 175 Ghent Road, Fairlawn, Ohio 44333-3300; Attention: Secretary. All communications directed to Director pursuant to this Agreement will be mailed to the Director's current address as recorded on the payroll records of the Company.

         13. GOVERNING LAW. To the extent not preempted by federal law, this Agreement will be governed by and interpreted in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of the Company and by the Director as of the 26th day of March, 1997.

                                   GENCORP INC.


                                   By: /s/ J. B. Yasinsky
                                       ---------------------------
                                        J. B. Yasinsky
                                        Chairman and Chief Executive Officer


Agreed to and accepted:

----------------------------------
Director Signature*


TO OPT OUT OF PARTICIPATION IN THE COMPANY'S AUTOMATIC DIVIDEND REINVESTMENT SERVICE, INITIAL THE STATEMENT BELOW:

____     I DO NOT ELECT TO PARTICIPATE IN THE AUTOMATIC DIVIDEND REINVESTMENT
         SERVICE


*Sign and return one copy by May 1, 1997 to GenCorp Inc., 175 Ghent Road, Fairlawn, Ohio 44333-3300; Attention: Secretary.